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                        TURBODYNE TECHNOLOGIES ANNOUNCES
                MARINE APPLICATIONS FOR ITS TURBOFLOW(TM) SYSTEM

VENTURA, CA - Turbodyne Technologies, Inc. (TRBD.OB) announced today its new application for its TurboFlow(TM) air induction system - high-speed inflation/deflation of RIB watercraft.

Rigid Inflatable Boats (RIBs) are becoming increasingly popular for both recreational boating, commercial and military marine applications. The TurbFlowTM can be used to inflate and deflate RIBs and non-rigid inflatable boats at unprecedented speeds to reduce storage requirements. Lack of effective high-volume air handling technology for recreational, commercial and military marine applications creates a substantial opportunity for the TurboFlowTM air handling system.

The marine-adapted TurboFlow(TM) system can inflate or deflate a 16 foot RIB or non-RIB in a fraction of the time. Shorter, more practical inflation/deflation time means more deck and more storage space. In addition, the new TurboFlow(TM) inflation system and its high-efficiency on-onboard power supply allows military amphibious landing parties to place fewer personnel in harms way for the mission. Since boats can be rapidly deflated, rather than scuttled, no pick-up team is required to retrieve the landing party, and the inflatable is available for re-use.

The availability of the TurboFlow(TM) inflation technology has the potential to drive overall RIB and non RIB sales in all applications since it can allow the installation of a 12 foot to 18 foot RIB on a 40+ foot vessel without requiring intrusive, multi-deck davit installation which often is more expensive than the RIB itself. With the rapid inflation/deflation capabilities of the TurboFlow(TM) many recreational buyers who would not buy because of trailing requirements can now trunk or roof carry a deflated inflatable and have it operational within minutes.

Current estimates place non-military, world-wide RIB sales at 12,000 to 15,000 units per year, nearly 100% of which are targets for the TurboFlow(TM) inflation technology. The retrofit market is even higher, with approximately 1 million RIBS already installed on pleasure yachts. Marine experts estimate that the RIB and non-rigid inflatable new sale market could double or triple with on-board, self-powered rapid inflation/deflation technologies.



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ABOUT TURBODYNE TECHNOLOGIES, INC.

Turbodyne Technologies, Inc. (TRBD.OB) is a California-based developer of patented electrically powered air movement and propulsion components that are engineered to promote lower fuel consumption and address higher emission standards for hybrid, gas and diesel internal combustion engines.

Their patented TurboPacTM design reduces diesel pollution, eliminates turbo-lag in gas and diesel engines and increases fuel economy through both engine downsizing for hybrid, gas and diesel applications as well as low-rpm fuel burn optimization for diesel trucks and busses.

The TurboFlow(TM) design provides computer-controlled, variable high pressure, high volume air movement in a small, lightweight, low power package for a variety of applications from inflatable boat inflation and HVAC air movement to forced air induction for internal combustion engines.

Contact:
Albert F. Case Jr.
805-201-3133








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The information in this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding the Company's capital needs, business strategy and expectations. Any statements contained herein that are not statements of historical facts may be deemed to be
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"intend", "anticipate", "believe", "estimate", "predict", "potential" or
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events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined in the Risk Factors in other reports the Company files with the SEC. These factors may cause the Company's actual results to differ materially from any forward-looking statement. The Company disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.